                                                                   Exhibit 10.10

                          HOUSEHOLD INTERNATIONAL, INC.

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (herein "Agreement") is made this 14TH day of NOVEMBER, 1994, by and between Household International, Inc. on behalf of itself, its divisions and subsidiaries ("Household"), having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070 and KANBAY RESOURCES, INC. ("Consultant") having its principal office at 6666 N. WESTERN AVE., CHICAGO, IL 60645.

     WHEREAS, Household is desirous of obtaining the consulting services of Consultant; and

     WHEREAS, Consultant provides consulting services and is willing to offer such services to Household on the terms and conditions stated herein;

     NOW THEREFORE, in consideration of the promises, terms and conditions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Household and Consultant agree as follows:

     1. SERVICES. Household agrees to purchase from Consultant and Consultant agrees to perform during the term of this Agreement, the services described on the Exhibit(s) attached hereto and incorporated herein by reference ("Services"). The Services are in connection with modification of software for Household's data processing systems and subsystems for its various business units requiring the professional and technical expertise of Consultant to assist in these information systems projects. Such modifications shall be described in the "SERVICE/TASK" section of the Exhibits. Each Exhibit will delineate the Professional Services to be performed and any additional obligations of the parties, the specific rates, cost estimates and schedules, as applicable. Each
Exhibit is subject to the terms and conditions of this Agreement, and may incorporate such additional terms and conditions as HI and Consultant may agree upon. Each Exhibit will constitute a separate, distinct and independent work project and contractual obligation.

     a. This Agreement contemplates the personal services of the individuals, if any, named in the Exhibit (s) hereto and substitute performance shall be unacceptable without Household's prior written consent.

     2. WARRANTIES AND REPRESENTATIONS REGARDING SERVICES. Consultant hereby represents and warrants the following regarding the Services to be performed under this Agreement:

          a. Consultant is adequately trained to perform the Services requested under this Agreement;

          b. Consultant will perform Services with reasonable diligence in a professional and workmanlike manner, consistent with generally accepted standards in the management information systems industry and in compliance with any and all applicable laws, rules and regulations.

          c. Consultant shall observe the business policies and procedures and security requirements of Household relating but not limited, to working conditions and business hours. In the event Household policies differ from those of Consultant, Household policies and procedures shall govern. Any exceptions to this requirement must be made by prior written request to Household and approved by an authorized representative of Household.

          d. Prior to the beginning of any person to perform Services under this Agreement, Household shall have the right to review the professional and technical qualifications and skills of each such person. Each such person must be approved by Household in advance of their beginning the performance of Services. Household in its sole and absolute discretion shall have the ability to terminate any person performing Services hereunder upon the giving of notice to Consultants, without penalty, for any reason. In the event Household shall request a replacement person, Consultant shall use its best efforts to provide a replacement within five (5) working days. Consultant will, during the term of this Agreement, maintain at Consultant's expense all necessary insurance for its employees, including but not limited to worker's compensation, disability, unemployment insurance and general liability insurance. Consultant will provide Household with certification of insurance upon request. Consultant will be responsible for and indemnify, defend and hold harmless Household from and against any and all liability for employment taxes, worker's compensation, disability, or unemployment compensation insurance, premiums or claims levied upon or attributable to the services rendered by Consultant and Consultant's employees, including but not limited to all state and federal FICA, worker's compensation, disability, unemployment, and withholding taxes, premiums and claims. Consultant will be responsible for and indemnify and hold harmless Household from any violation by Consultant of the provisions of Title 8 U.S.C. Section 1324a, including but not limited to costs and attorney's fees associated therewith.

          e. Consultant warrants that all materials produced under this Agreement will be of original development by Consultant. Neither this Agreement nor the tangible or intangible products produced as a result of it will infringe upon or violate any patent, copyright, trade secret or other proprietary right to any third party, and Consultant will defend, indemnify and hold Household harmless from and against any loss, cost, liability or expense (including reasonable attorney fees) arising out of any breach, or claimed breach of this warranty.

          f. Consultant warrants that it will correct, without charge to Household any Consultant written program that fails to conform to or perform in accordance with the description of services on the Exhibit(s) attached hereto within one (1) year from the date of Household's written acceptance of the program. In the event that Consultant elects to use or incorporate in the products to be produced any components of a system already existing, Consultant will first notify Household, which, after whatever investigation Household may elect to make, may direct Consultant not to so use or incorporate any such components. If Household does not object, Consultant may use or incorporate such component at Consultant's expense after obtaining the written consent of the party owning the same, and furnishing a copy thereof to Household; in all events, such components shall be similarly warranted (except for originality) by Consultant and Consultant will arrange to transfer title to the perpetual license to use such components to Household for purposes of this Agreement and will indemnify and hold Household harmless as provided herein.

     Consultant warrants that it will not provide any software which contains a computer virus or introduce a computer virus to Household's environment. "Computer Virus" shall be defined as any set of computer instructions that are designed to modify, damage, destroy, record or transmit information within a computer, computer system, or computer network without the intent or permission of the owner of the information. They include, but are not limited to, a group of computer instructions commonly called viruses or worms, which are self replicating or self propagating and are designed to contaminate other computer programs or computer data, consume computer resources, modify, destroy, record or transmit data, or in some other fashion usurp the normal operation of the computer, computer system or computer network. If Household can establish that Consultant has introduced a Computer Virus to Household's environment, then Consultant shall indemnify Household against all loss or damages incurred as a result of such Computer Virus.

     3. HOUSEHOLD OBLIGATIONS. Household will provide Consultant with office space, furniture, furnishings and equipment necessary to perform the Services hereunder, in the sole determination of Household. All such items are and continue to remain the property of Household.

     4. DEFINITIONS. The term "Household" shall include Household International, Inc., a Delaware corporation and any and all of its subsidiaries and affiliates who shall be entitled to the benefits of this Agreement. The term "Consultant" shall include Consultant, its employees, agents or representatives.

     5. COMPENSATION. Household shall pay Consultant for the Services as specified in the Exhibit(s) attached hereto and incorporated herein by reference. Household shall reimburse Consultant for actual, reasonable out-of-pocket expenses incurred by Consultant in the performance of Services, provided such expenses have the prior written approval of the Household manager assigned to Consultant or the specific project. Receipts are required. Within ten (10) days after the end of each calendar month, Consultant shall submit to Household an invoice covering all Services performed during the prior month and all reimbursable expenses incurred in said month, with appropriate documentation. Said invoices shall specify any persons working, the time worked, billing rate and fees due, and such other pertinent information as Household may request. Household shall pay such invoice within thirty (30) days following receipt of the invoice.

     6. RECORDS. Consultant shall keep complete and detailed records relating to its performance of Services hereunder including records of time spent and tasks performed. Consultant shall make such records available to Household at Household's request at reasonable times and intervals in order to allow Household to verify the correctness of invoices submitted by Consultant.

     7. INDEPENDENT CONTRACTOR RELATIONSHIP. The relationship of Household and Consultant is that of independent contractor only and is not employer-employee. It is expressly understood and agreed that Consultant shall perform Services under the control of Household as to the result of such Services only and not as to the means by which such result is accomplished. Consultant shall not be entitled to participate in programs or benefits of Household. Consultant is not an agent of Household and has no authority whatsoever to bind Household by representations, contract or agreement of any kind. Consultant agrees to use reasonable care and judgment in rendering Services. Household assumes no responsibility for and Consultant shall indemnify, defend and hold Household harmless from any and all claims, damages, loss, or judgment of any kind for bodily injury, property damages, violation of this Agreement which result from Consultant's negligent or willful acts or omissions in the performance of Services under this Agreement. Consultant assumes no responsibility for and Household shall indemnify, defend and hold Consultant harmless from any and all claims, damages, loss or judgment of any kind for bodily injury or property damages, violations of this Agreement which result from Household's negligent or willful acts or omissions relating to the Services performed under this Agreement.

     8. TERMS AND TERMINATION. The term of this Agreement shall be from January 1, 1995 and remain in effect until December 31, 1995 unless otherwise terminated as provided hereunder. The parties may agree to extend the term of the Agreement upon the same terms and conditions, or upon such other terms and conditions, as the parties mutually agree in a writing signed by the authorized officers of each party. Failure to perform Services substantially in accordance with the terms of this Agreement shall be a default. Upon such default, Household shall give notice to Consultant, who shall have ten (10) days to correct such default. If the default is not cured, Household may immediately terminate this Agreement, without penalty. This Agreement shall be deemed terminated when no persons are performing Services hereunder, unless otherwise agreed. Household may terminate the Agreement on thirty (30) days prior written notice. Upon termination of this Agreement, for any reason, Consultant's obligations under Sections 2(d), 2 (e), 9 and 10 shall survive.

     9. CONFIDENTIALITY. As used in this Section, "Confidential Information" shall mean any technical or business information, process, system, experimental work, program, software, or trade secrets relating to the products, systems, equipment, services, sales, research or business of Household, or developed for Household, including the results of any Services; all documents marked or referred to as Confidential by Household; any of the foregoing received by Household from a third party, or under an agreement of confidentiality and any documents, plans, prints, tapes, disks and other material containing, evidencing or duplicating any of the foregoing, and any inventions, improvements, ideas, discoveries of a proprietary nature or with regard to the policies, procedures or plans of Household. Consultant agrees to hold in strict confidence and not to use or disclose to others (either before or after the termination of this Agreement) any Confidential Information, without the prior written consent of Household. All Confidential Information shall remain the property of Household. Upon demand at any time, Consultant shall deliver to Household all copies of Confidential Information which may be in Consusltant's possession or control. Consultant shall not make any press release or other public disclosure with respect to any Services without the prior written consent of Household. Consultant further agrees and understands that in the event Consultant or any of its administrators, trustors, trustees, beneficiaries, predecessors, successors, subsidiaries, principals, agents, servants, employees and/or representatives, including without limitation, their insurers, sureties and/or attorneys, breach its duty of confidentiality under this Agreement, Household shall be entitled to all remedies available at law or in equity, including but not limited to, Household's right to recover from Consultant any and all damages and/or losses incurred by Household as a result, direct or indirect from such breach of confidentiality.

     10. RIGHTS OF WORK PRODUCT. All inventions, improvements, discoveries, data, programs, written or electronically stored materials or ideas generated or originated by Consultant or received by Household in the scope of performing Services under this Agreement, are to be considered works made for hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C. Section 1010) and shall be the sole and exclusive property of Household, without any further consideration paid to Consultant. All rights of Consultant with respect thereto to all patents, patent applications, designs and copyrights, trademarks, tradenames and convention and ?ther priority rights relating thereto are hereby assigned to Household. Consultant agrees to promptly disclose in writing all such rights and give all reasonable assistance to enable Household to prepare and prosecute at Household's expense any United States or foreign application for patents, design or copyright registration that Household deems appropriate and execute all appropriate documents and assignments for such. Household shall have the sole right to determine the treatment of information received from Consultant, including but not limited to the right to keep the same as a trade secret, to use, disclose and publish the same without prior patent application or copyright registration and to file the same in its own name or to follow any other procedure which Household may deem appropriate.

     Consultant agrees that Household and any third party technical consultant authorized by Household may utilize all suggestions and improvements, whether written or oral, furnished by Consultant to Household in connection with this Agreement, and Consultant grants Household an unrestricted, irrevocable and royalty-free license to include the foregoing in software. Any such license shall be subject to the provisions of CONFIDENTIALITY of this Agreement.

     To the extent that any material produced under this Agreement may not be considered works made for hire, or to the extent that Paragraph (a) of this
Section is declared invalid either in substance or purpose, in whole or in part, Consultant hereby agrees to irrevocably transfer, grant, convey, assign, and relinquish exclusively to Household and all of the Consultant's right, title, and interest, including ownership of copyright and/or patent rights, to any material developed by Consultant under this Agreement without the necessity of further consideration. All right, title, and interest of every kind of nature, whether now known or unknown, in and to the copyrights, patents, ideas, creations created, written and developed by either Consultant or Household in the course of this project under and pursuant to this Agreement shall be the exclusive property of Household for any and all purposes and uses, and Consultant shall have no right, title, or interest of any kind or nature in or to such material. As part of this Agreement, Consultant agrees to do all things necessary to protect this assignment, including but not limited to executing an irrevocable assignment of its copyright and/or patent interest in the materials created and/or developed pursuant to this Agreement.

     Upon completion or other termination of this Agreement, Consultant shall deliver to Household all copies of any and all developed materials related or pertaining to this Agreement. Consultant shall have no right to disclose or use any of such products or materials for any purpose whatsoever.

     Consultant warrants that all persons performing services hereunder are employees of Consultant and the Services performed and work product thereof have been prepared by employees within the scope of their employment or if not employees, Consultant has received from such persons an assignment of copyright covering all Services preformed hereunder so that any work product resulting from Services, all vest in and be sole property of Household.

     The obligations imposed by this Section 10 shall remain in effect indefinitely and shall survive any termination of this Agreement.

     11.  EMPLOYMENT OF PERSONNEL. During the term of this Agreement and for one
(1) year thereafter; Consultant and Household (including subsidiaries and affiliates of either party) shall not employee or offer employment to any individual who is an employee of the other party, without the prior written consent of the other party, which may be withheld for any reason.

     12. INDEMNIFICATION. Consultant agrees to indemnify, defend, save and hold Household harmless from and against any and all claims, loss, damages, expense, liability or judgment (including reasonable attorneys' fees and costs) resulting from Services performed under this Agreement including but not limited to failure to hold any necessary license, permit or governmental authorization to conduct business, for the violation of applicable law, rule and regulations, for the violation of the representations of this Agreement and failure to hold adequate insurance. Consultant may obtain insurance naming Household as an additional insured.

     13. ASSIGNMENT. This Agreement is for personal services and may not be assigned or transferred by Consultant.

     14. NOTICES. All notices or other communications required to be given under this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered, when delivered by facsimile or express courier or mailed to the parties at the address set forth below, postage prepaid, unless a different address is designated:

          If to Consultant:   ELIZABETH H. CAPERTON
                              KANBAY RESOURCES, INC.
                              6666 N.WESTERN AVE.
                              CHICAGO, IL 60645

          If to Household:    Household International, Inc.
                              2700 Sanders Road
                              Prospect Heights, IL 60070
                              Attn: General Counsel

          With copy to:       Household Financial Network
                              650 Academy Drive
                              Northbrook, IL 60062
                              Attn: Contract Administrator

     15. WAIVER. Failure of Household or Consultant to enforce rights hereunder shall not be deemed a waiver.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance of the laws of the State of Illinois.

     17. AVDERTISING RESTRAINT. Consultant agrees that it will not use the name, service marks, or trademarks of Household or of any of its affiliated companies or reveal the existence of this Agreement or the terms or conditions hereof in any written advertising, publicity release or sales representation, other than disclosure required by any governmental laws or regulations, without the express written consent of Household.

     18. AUDIT. Household may provide access to the materials and/or work product produced under this Agreement to any internal or external auditors or examiners of Household or its affiliates, subsidiaries, or parent corporation. In addition Consultant shall upon request and reasonable prior notice, provide to Household, or internal or external auditors or examiners of Household, copies of Consultant's books and records pertaining to the transactions contemplated hereunder.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between Household and Consultant with respect to the Services to be provided. This Agreement may not be modified, amended, or waived in any manner except by a signed writing, executed by both parties. Should any provision(s) be ruled invalid by applicable legal authority, such provisions shall be to that extend deemed omitted and remaining terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this 14th day of November, 1993.

                                              HOUSEHOLD INTERNATIONAL, INC.

                                              By: /s/ David B. Barany
                                                 -------------------------------
                                              Name: DAVID B. BARANY
                                                 -------------------------------
                                                  Authorized Representative


                                              Consultant: Kanbay Resources, Inc.
                                                          ----------------------
                                              By: /s/ Elizabeth H. Caperton
                                                 -------------------------------
                                                           (Signature)

                                                  Elizabeth H. Caperton
                                              ----------------------------------
                                                         (Name - Printed)

                                              Title: VICE PRESIDENT
                                                     ---------------------------